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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (Date of earliest event reported): APRIL 25, 1997


                             ENERGY VENTURES, INC.
               (Exact name of registrant as specified in charter)


        DELAWARE                    0-7265                     04-2515019
(State of Incorporation)     (Commission File No.)          (I.R.S. Employer
                                                           Identification No.)


      5 POST OAK PARK, SUITE 1760,
            HOUSTON, TEXAS                                     77027-3415
(Address of Principal Executive Offices)                       (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 297-8400





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ITEM 5.  OTHER EVENTS

        On April 14, 1997, Energy Ventures, Inc., a Delaware corporation (the "Company"), acquired all of outstanding capital stock of TA Industries, Inc., a Delaware corporation, a manufacturer of oilfield casing, tubing connections and couplings and accessories. The acquisition was effected pursuant to a Stock Purchase Agreement dated February 21, 1997 (the "Purchase Agreement") among the Company, Seigo Arai and Kanematsu USA Inc., a New York corporation. The consideration for the acquisition consisted of approximately $64 million in cash and assumed debt. The Company funded the acquisition with its existing funds.





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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ENERGY VENTURES, INC.


Dated:  April 25, 1997                        /s/  JAMES G. KILEY
                                        --------------------------------
                                                 James G. Kiley
                                               Vice President and
                                             Chief Financial Officer





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